Exhibit 23.2

                                   CONSENT


 The Board of Directors
 First Cash Financial Services, Inc.

 We consent to the incorporation by reference of our legal opinion contained in the Registration Statement on Form S-3 dated January 22, 1999, File No. 333-71077 and in the Registration Statement on Form S-8 dated March 5, 1999, File No. 333-73391.


 BREWER & PRITCHARD, P.C.
 Houston, Texas
 March 24, 2003